Exhibit 10.1

Sublease

between

EMPIRE STATE BUILDING ASSOCIATES

As Sublessor

and

LAWRENCE A. WIEN, HARRY B. HELMSLEY, MARTIN

WEINER REALTY CORPORATION and PAREMPCO,

INC., joint venturers associated under the name of EMPIRE

STATE BUILDING COMPANY

As Sublease

Dated, December 27, 1961

Demised Premises: 350 Fifth Avenue, New York, New York

The property affected by the within instrument lies in Section 3,

Block 835, on the Land Map of the County of New York.

Recorded in the Office of the Register of the City of New York.

in New York County, on December    , 1961, in Liber             of

Conveyances, at page         .

i

ii

AGREEMENT OF SUBLEASE, dated the 27th day of December, 1961, between EMPIRE STATE BUILDING ASSOCIATES, a partnership, having its office at 60 East 42nd Street, New York, New York (hereinafter sometimes called “Sublessor”), and LAWRENCE A. WIEN, residing at Newtown Turnpike (no street number), Weston, Connecticut; HARRY B. HELMSLEY, residing at 61 Ridgerest Road, Briarcliff Manor, New York; MARTIN WEINER REALTY CORPORATION, a New York corporation, having its principal office at 1457 Broadway, Room 901, New York, New York; and PAREMPCO, INC., a New York corporation, having its principal office at 330 Fifth Avenue, New York, New York, joint venturers associated under the name of EMPIRE STATE BUILDING COMPANY, having an office at 60 East 42nd Street, New York, New York (hereinafter called “Sublessee”).

W I T N E S S E T H :

WHEREAS, by Modification of Indenture of Lease (herein called “Lease”) dated this day and executed and delivered immediately prior hereto by The Prudential Insurance Company of America, as Lessor (and herein called “Lessor”), to Empire State Building Associates, as Lessee (and herein sometimes called “Lessee”), Lessor leased to Lessee the Empire State Building and underlying land, located at 350 Fifth Avenue, New York, New York; and

WHEREAS, the Lease is intended to be recorded immediately prior hereto in the Office of the Register of the City of New York in New York County; and

WHEREAS, the parties hereto desire hereby to make a sublease of all the property covered by the Lease.

ARTICLE 1

DEMISED PREMISES—TERM OF SUBLEASE

Sublessor hereby subleases to Sublessee, and Sublessee hereby hires, all the property described in Schedule “A” annexed hereto and made a part hereof (which property, or any part thereof, is hereinafter called the “Demised Premises”).

SUBJECT, however, to all of the items set forth in the subject clauses numbered 1 through 14 on pages 5, 6 and 7 of the Lease, which are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively; and subject further to:

(15) All of the terms, covenants, conditions and limitations of the Lease; and

(16) All of the terms, covenants and conditions of that certain Leasehold Mortgage, which is a presently existing lien on the Lease, held by Empire State Building Corporation, in the principal amount of $6,000,000, evidenced by Reduction, Spreader, Modification and Extension Agreement, dated this day, between Empire State Building Corporation, as Leasehold Mortgagee and Empire State Building Associates, as Leasehold Mortgagor and about to be recorded in said Register’s Office.

To HAVE AND TO HOLD the Demised Premises unto Sublessee, its successors and assigns, for a term of thirty (30) years and eight (8) days, commencing at 12:00 noon on December 27, 1961, and expiring at 12:00 noon on January 4, 1992, unless this Sublease shall sooner terminate as hereinafter provided.

ARTICLE 2

NET RENT, OVERAGE RENT AND ADDITIONAL RENT

SECTION 2.01. (1) Sublessee shall pay to Sublessor, a rental as follows:

(a) For the period commencing December 27, 1961 through December 31, 1961, a rental of Forty-three Thousand, Seven Hundred Ninety and 32/100 Dollars ($43,790.32), to be paid on the execution hereof.

(b) For the period commencing January 1, 1962 through January 4, 1962, a rental of Thirty-eight Thousand, Nine Hundred Fifty-one and 61/100 Dollars ($38,951.61), to be paid on January 1, 1962.

(c) For the period commencing January 5, 1962 through February 4, 1962, a rental of Five Hundred Fifty-nine Thousand, Three Hundred Twenty-seven and 96/100 Dollars ($559,327.96), to be paid on January 5, 1962.

(d) For the period commencing February 5, 1962 and continuing during the balance of the initial term of this Sublease, a rental (hereinafter called the “net basic rent”) at the rate of Sis Million Seven Hundred Seventy Thousand Dollars ($6,770,000) per annum, to be paid in equal monthly payments of Five Hundred Sixty-Four Thousand, One Hundred Sixty-Six and 67/100 Dollars ($564,166.67) on the 3rd day of each month in advance, starting February 3, 1962. During the renewal terms, the monthly payments shall also be made on the 3rd day of each month in advance.

(e) Anything in subdivision (d) above and in Article 20 below to the contrary notwithstanding, if any renewal option is not exercised or if the exercise of any renewal option ceases to be of force and effect or if there is no further renewal option, the net basic rent for the last month of the expiring term shall be increased by a sum equal to four days of the then net basic rent hereunder less four days of the then net basic rent under the Lease.

(f) As and when, during the term of this Sublease, the overall annual requirements for interest and amortization under the existing Leasehold Mortgage are reduced from time to time or eliminated by virtue of any modification, extension, replacement or consolidation thereof or in any other manner, the annual net basic rent shall be reduced by one-half of each such reduction or elimination, but in all events the annual net basic rent shall not be reduced by more than $240,000. Each such rent reduction shall take effect immediately and the net basic rent for the month in which such reduction or elimination of requirements occurs shall be appropriately adjusted. Until such annual net basic rent reductions shall equal $240,000, Sublessor shall not increase the principal amount of any Leasehold Mortgage above, or make a replacement Leasehold Mortgage in a principal amount above, the immediately previous principal balance, without the written consent of Sublessee.

(2) Sublessee shall pay to Sublessor any improvement net rent required to be paid by Lessee under subdivision (2) of Section 2.01 of the Lease, such payments to be made by Sublessee to Sublessor on the 3rd day of each month starting with the month in which the first such payment is due under the Lease.

(3) Such net basic rent and improvement net rent if and when the obligation to pay the latter shall become effective (hereinafter collectively called the “net rent”) shall be in addition to all other payments to be made by Sublessee hereunder.

SECTIONS 2.02-2.04. Sections 2.02, 2.03 and 2.04 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee”, “fee” and “Lease” are referred to same shall be deemed instead to be “Sublessor”, “Sublessee”, “Lease” and this Sublease respectively.

SECTION 2.05. Sublessee shall keep records on a fiscal year basis, commencing January 1, 1962. Within sixty (60) days after the end of each such fiscal year, Sublessee shall deliver to Sublessor a certified operating report, prepared in accordance with accepted office building accounting practices, by a certified public accountant, which shall include the net operating profit for such preceding year derived from the actual operation of the Demised Premises (whether or not Sublessee is the operator). Sublessee shall deliver to Sublessor with such report, as overage rent, a sum equal to fifty per cent (50%) of the amount by which the net operating profit shown on such report exceeds One Million Dollars ($1,000,000). For the purpose of computing the overage rent under this Article 2, in determining the net operating profit in such report, there shall be no deduction for the following: (a) any rent other than the net rent; (b) salaries paid to any individual for services as an officer or member of Sublessee or any operator; (c) management fees beyond the amounts recommended by the Real Estate Board of New York, Inc.; (d) income, franchise or related taxes of Sublessee or any operator; or (e) interest, depreciation or amortization arising in connection with the investment on the date hereof of Sublessee in this Sublease or the Demised Premises. The only reduction for interest shall be interest charges in connection with the financing of any capital improvements, alterations, installations or tenant changes, at rates not exceeding those normally charged by commercial banks in similar transactions.

Sublessor may, during normal business hours, upon five (5) days’ written notice to Sublessee, inspect the operating books and records of Sublessee and all operators for the purpose of verifying any report within three (3) years after it is submitted.

The receipt by Sublessor of overage rent shall not be deemed to create any partnership or joint venture between Sublessor and Sublessee.

ARTICLE 3

PAYMENT OF TAXES, ASSESSMENTS, ETC.

SECTIONS 3.01-3.07. Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.07 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except in Section 3.03 the words “within sixty (60) days” shall be deemed to read “within forty-five (45) days”.

ARTICLE 4

SURRENDER

SECTIONS 4.01-4.05. Sections 4.01, 4.02, 4.03, 4.04 and 4.05 of the Lease are hereby incorporated herein by reference, except that wherever “Sublessee” is referred to same shall be deemed stricken, and wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that the phrase in Section 4.01 “other than any created by Lessor” shall be deemed to read “other than any created by Lessor and other than any created by Sublessor”.

SECTION 4.06. Upon the termination of this Sublease, Sublessee shall also deliver to Sublessor all space leases, space lease files, building and floor plans, records, registers and all other papers and documents which may be required for the proper operation and management of the Demised Premises; it is agreed that Sublessor will suffer irreparable injury in the event of violation of this provision and that Sublessor shall be entitled to a mandatory injunction (including a temporary mandatory injunction, pendente lite) to enforce the same.

ARTICLE 5

INSURANCE

SECTIONS 5.01-5.07. Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06 and 5.07 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that under Sections 5.01, 5.02 and 5.03 the insurance shall be for the mutual benefit of Lessor, Lessee and Sublessee, and except that the rent or rental value insurance under Section 5.02(e) shall be made payable solely to Lessor, and except that under Section 5.05(b) the proceeds shall be payable to Lessor alone.

ARTICLE 6

SUBLESSOR’S RIGHT TO PERFORM SUBLESSEE’S COVENANTS

SECTIONS 6.01 and 6.02. Sections 6.01 and 6.02 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

ARTICLE 7

REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

SECTIONS 7.01-7.05. Sections 7.01, 7.02, 7.03, 7.04 and 7.05 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

SECTION 7.06. Sublessee shall also make such repairs as Sublessor shall reasonably request after any inspection of the Demised Premises.

SECTION 7.07. Sublessee shall not remove or permit the removal of any of the fixtures, equipment and other property constituting the Building unless other property of at least equal value and utility shall be immediately substituted therefor.

ARTICLE 8

COMPLIANCE WITH LAWS, ORDINANCES, ETC.

SECTIONS 8.01-8.03. Sections 8.01, 8.02 and 8.03 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

ARTICLE 9

CHANGES AND ALTERATIONS BY SUBLESSEE

SECTIONS 9.01 and 9.02. Sections 9.01 and 9.02 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively; and except that under Section 9.02 it is agreed that title to all of the improvements shall be in Lessor, that Sublessee shall be deemed to be performing the work for the account of the Lessor, and that Sublessee shall be entitled to the disbursements only as, if and when same are received by Sublessor from Lessor, and upon receipt thereof, Sublessor shall promptly remit same to Sublessee as reimbursement for the work performed.

ARTICLE 10

DISCHARGE OF LIENS

SECTIONS 10.01-10.03. Sections 10.01, 10.02 and 10.03 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that in Section 10.02 the words “within thirty (30) days” shall be deemed to read “within twenty-five (25) days”.

ARTICLE 11

NO WASTE

SECTION 11.01. Sublessee shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises or any part thereof.

ARTICLE 12

USE OF DEMISED PREMISES

SECTIONS 12.01-12.04. Sections 12.01, 12.02, 12.03 and 12.04 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that in Section 12.04 the reference to Lessor shall remain unchanged.

ARTICLE 13

ENTRY ON DEMISED PREMISES BY SUBLESSOR, ETC.

SECTIONS 13.01-13.03. Sections 13.01, 13.02 and 13.03 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that in Section 13.01 the words “within twenty (20) days” shall be deemed to read “within ten (10) days”, and except that in Section 13.03 the words “within two (2) years” in both places shall be deemed to read “within two and one-half (2 1/2) years”.

ARTICLE 14

INDEMNIFICATION OF SUBLESSOR

SECTION 14.01. Section 14.01 of the Lease is hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

ARTICLE 15

DAMAGE OR DESTRUCTION

SECTIONS 15.01-15.05. Sections 15.01, 15.02, 15.03, 15.04 and 15.05 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that in Section 15.02(1) the words “not more than thirty (30) days” shall be deemed to read “not more than twenty (20) days”, and except that in Section 15.03 the phrases “within twenty (20) days” and “within sixty (60) days” shall be deemed to read “within twenty-five (25) days” and “within fifty (50) days” respectively, and except that in Section 15.05 all references to “Lessor” shall remain unchanged and the deposit referred to shall be for the benefit of Lessor, Lessee, Sublessee, any Fee Mortgagee, any Leasehold Mortgagee and any Subleasehold Mortgagee as their respective interests may appear.

SECTION 15.06. If any Leasehold Mortgagee shall refuse to disburse any portion of insurance proceeds to which Sublessee is entitled, Sublessor shall provide an equivalent sum from other sources; and upon the failure of Sublessor so to do, Sublessee, in addition to any other remedies that it may have, may offset such amount, with interest at the rate of 6% per annum, against the net rent or any additional rent thereafter falling due hereunder.

ARTICLE 16

CONDEMNATION

SECTION 16.01. If the whole of the Demised Premises shall be taken by condemnation at any time, Sublessor and Sublessee shall each be entitled to prove in the condemnation proceeding the value, immediately prior to the taking, of their respective estates, and such taking shall be deemed to have caused this Sublease to terminate on the date of taking, but without prejudice to the rights of Sublessee to share in the award as hereinafter provided.

That portion of the award to which Sublessor shall be entitled under the Lease shall be divided in the following order of priority:

(a) Sublessor shall first receive the value, immediately prior to the taking, of its estate as determined in the proceeding, but in no event shall Sublessor receive less than Thirty-Nine Million Dollars ($39,000,000), to the extent available. Out of such share, Sublessor shall pay any amount due to any Leasehold Mortgagee.

(b) Sublessee shall then receive so much of the remaining award as is equal to the value of Sublessee’s estate immediately prior to the taking, as determined in the proceeding.

(c) The balance, if any, of the award shall then be paid to Sublessor.

SECTION 16.02. If less than the whole of the Demised Premises shall be taken by condemnation at any time, this Sublease shall continue and:

(a) The parties shall agree upon the value of the property taken and the percentage (hereinafter called “The Percentage”) of the value of the entire Demised Premises which it represents. In determining such values, there shall be taken into account any diminution of the income producing capacity of the Demised Premises resulting from such taking.

(b) The condemnation award to which Sublessor is entitled under the Lease in the case of a partial taking shall be applied first to the restoration of the remaining portion of the Demised Premises, and the balance as hereinafter set forth in subdivision (c) of this Section 16.02. If such award is insufficient to pay the full cost of restoration, Sublessee shall pay the deficiency. In the case of a taking of materially all of the Demised Premises, as defined in the Lease, Sublessee shall determine whether Lessee’s option to restore shall be exercised.

(c) Sublessor and Sublessee shall each be entitled to prove in the condemnation proceeding the value, immediately prior to the taking, of their respective estates and the aforesaid balance of the condemnation award shall be divided between them in proportion to such values; provided, however, that Sublessor shall first receive, as a priority payment, an amount which is equal to The Percentage of the dollar amount set forth in Section 16.01 of this Article, to the extent available.

(d) The net rent payable hereunder shall be reduced by an amount equal to the sum of

(i) the amount by which the net rent payable under the Lease shall be reduced pursuant to Section 16.04(c) thereof, plus

(ii) the following percentage of the amount received by Sublessor pursuant to subdivision (c) of this Section 16.02:

1.	9% for the period from the date hereof to the end of the initial term of this Sublease.

2.	11.0% during the first renewal term of this Sublease.

3.	11.3% during the last three renewal terms of this Sublease.

(To the extent that prior to the taking Sublessee has become entitled to a reduction or reductions in net basic rent pursuant to Section 2.01(1)(f), the foregoing percentages shall be increased by adding to them that percentage which if multiplied by $33,000,000 would equal 94% of the amount by which the annual net basic rent has theretofore been so reduced.)

(e) The sum of $1,000,000 set forth in Section 2.05 for the purpose of computing overage rent, shall be reduced by The Percentage.

SECTION 16.03. If the provisions of the Lease or if the law of the jurisdiction at any time are such as to make it impossible for Lessor or Lessee or both of them to prove the value of their respective estates in the proceeding, the parties shall agree as to such value and if they do not so agree, the question shall be arbitrated.

SECTION 16.04. If Sublessor and Sublessee do not agree on any of the values described in Sections 16.01 and 16.02 above, or as to whether or not materially all of the Demised Premises has been taken, or as to any allocation of awards pursuant to this Article 16, and such questions are not determined in the condemnation proceeding, such questions shall then be determined by arbitration promptly after conclusion of the condemnation proceeding. In no event shall Sublessee be entitled to terminate this Sublease unless Sublessor as Lessee under the Lease has the similar right to terminate the Lease.

SECTION 16.05. Sections 16.05, 16.06 and 16.07 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

SECTION 16.06. If any Leasehold Mortgagee shall refuse to disburse any portion of any condemnation award to which Sublessee is entitled, Sublessor shall provide an equivalent sum from other sources; and upon the failure of Sublessor so to do, Sublessee, in addition to any other remedies that it may have, may offset such amount, with interest at the rate of 6% per annum, against the net rent or any additional rent thereafter falling due hereunder.

SECTION 16.07. The last two sentences of Section 16.01 of the Lease are hereby incorporated herein by reference and the deposit therein referred to shall also be held for the benefit of Sublessee and any Subleasehold Mortgagee, as their interests may appear, except that Sublessee shall select the bank or trust company and Sublessee shall pay all charges and fees, including attorneys’ fees, of the bank or trust company.

SECTION 16.08. Section 16.08 of the Lease (except for the first sentence thereof) is hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee”, “Leasehold Mortgage”, “Leasehold Mortgagee” and “Lease” are referred to same shall be deemed instead to be “Sublessor”, “Sublessee”, “Subleasehold Mortgage”, “Subleasehold Mortgagee” and this Sublease respectively.

SECTION 16.09. Wherever the terms “taking” or “taken” are used in this Article 16, same shall be construed as defined in Section 16.01 of the Lease.

ARTICLE 17

VAULT SPACE

SECTIONS 17.01 and 17.02. Sections 17.01 and 17.02 of the Lease are hereby incorporated herein by reference, except that wherever “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessee” and this Sublease respectively.

ARTICLE 18

MORTGAGES, ASSIGNMENTS, SUBLEASES AND TRANSFERS OF SUBLESSEE’S INTEREST

SECTIONS 18.01-18.13. Sections 18.01A through D, 18.02, 18.03, 18.04, 18.05, 18.06, 18.07, 18.08, 18.09, 18.10, 18.11, 18.12 and 18.13 of the Lease are hereby incorporated herein by reference except that wherever “Lessor”, “Lessee”, “Leasehold Mortgage” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee”, “Subleasehold Mortgage” and this Sublease respectively, and except that in Section 18.08 the words “one hundred twenty (120) days” shall be deemed to read “sixty (60) days”, and except that in Section 18.07 the subordination of space leases shall be required to both the Lease and the rights of Lessor thereunder and to this Sublease and to the rights of Sublessor hereunder. Sublessor’s written consent, however, to any such assignment, transfer, sublease or mortgage shall not be given until it first obtains the prior written consent of Lessor as provided in Article 18 of the Lease. Sublessee shall also furnish to Sublessor an additional copy of all requests, notices, instruments, certificates, agreements, schedules, statements, reports and other documents required to be given or furnished by it under the provisions of this Article 18.

SECTION 18.14. Each future space lease shall contain an agreement on the part of the space lessee to the effect that in the event of any termination of this Sublease, such space lessee shall enter into a new space lease on the same terms, conditions and rentals with Sublessor, at the election of Sublessor; and in the event of any termination of the Lease, such space lessee shall enter into a new space lease on the same terms, conditions and rentals with Lessor, at the election of Lessor.

SECTION 18.15. Sublessee shall also furnish to Sublessor, within fifteen (15) days after written request is made by Sublessor to Sublessee, any other financial data or statements covering any year or portion thereof, required by any bona fide prospective purchaser or mortgagee of the Lessee’s interest under the Lease.

SECTION 18.16. Anything in this Article 18 to the contrary notwithstanding, it is understood that, if Sublessee is a joint venture or a partnership, the admission of a new joint venturer or partner or the retirement, death, bankruptcy, insanity or other legal disability of any joint venturer or partner shall not constitute an assignment of this Sublease by operation of law or otherwise, provided that the remaining and any such admitted joint venturers or general partners continue the joint venture or partnership business of the ownership of the Sublease.

ARTICLE 19

CONDITIONAL LIMITATIONS—DEFAULT PROVISIONS

SECTIONS 19.01-19.10. Sections 19.01, 19.02, 19.03, 19.04, 19.05, 19.06, 19.07, 19.08, 19.09 and 19.10 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee”, “Leasehold Mortgagee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee”, “Subleasehold Mortgagee” and this Sublease respectively, except that in Section 19.01(a) the phrases “within thirty (30) days” and “within twelve (12) days” shall be deemed to read “within twenty (20) days” and “within seven (7) days” respectively, and except that in Section 19.01(b) the words “period of twenty (20) days” shall be deemed to read “period of fifteen (15) days”, and except that in Section 19.01(c) the phrases “sixty (60) days” wherever they appear shall be deemed to read “forty-five (45) days”, and except that in Section 19.01(f) the phrases “one hundred twenty (120) days” and “sixty (60) days” shall be deemed to read “one hundred (100) days” and “fifty (50) days” respectively, and except that in the last sentence of Section 19.01, the words “at least fifteen (15) days” shall be deemed to read “at least ten (10) days”; provided, however, that nothing herein shall require Sublessor to give the said ten (10) days’ notice of termination under Section 19.01 prior to the commencement of a summary dispossess proceeding for the non-payment of rent or plenary action for the recovery of rent on account of a default in the payment of net rent or additional rent, it being intended that such notice provision is for the purpose of creating a conditional limitation hereunder pursuant to which this Sublease shall terminate and Sublessee shall become a holdover tenant.

SECTION 19.11. Sublessor agrees that any money judgment secured by Sublessor against Sublessee or any other joint venture or partnership which shall hereafter become the owner of this Sublease by assignment pursuant to the requirements of this Sublease, shall be collected out of the joint venture or partnership assets only and not out of the assets of any of the individual joint venturers or partners thereof or of any of the participants in the joint venture or partnership interests therein.

With respect to their rights and liabilities under this Sublease, Sublessee and any other joint venture which becomes the owner of this Sublease, shall be treated as if they were general partnerships, governed by the Partnership Laws of the State of New York.

ARTICLE 20

RENEWAL PRIVILEGES AND SUBLESSOR’S COVENANTS TO RENEW THE LEASE

SECTION 20.01. Provided, at the respective times hereinafter set forth for the exercise of renewal options, this Sublease shall be in full force and effect, and provided, the then effective term of the Lease shall be in excess of any term of this Sublease when and if extended, the term of this Sublease may, subject to the conditions set forth in Section 20.03 hereof, at the option of Sublessee by written notice to Sublessor as in this Article 20 provided, be extended for four (4) successive periods of twenty-one (21) years each, each such period of twenty-one (21) years being in this Sublease sometimes referred to as a renewal term, as follows:

First Renewal Term—January 4, 1992 to January 4, 2013

Second Renewal Term—January 4, 2013 to January 4, 2034

Third Renewal Term—January 4, 2034 to January 4, 2055

Fourth Renewal Term—January 4, 2055 to January 4, 2076

Sublessee shall have the right to exercise the aforementioned options to renew by written notice to Sublessor at the times specified as follows:

(a)	First Renewal Term—at any time from December 27, 1961 to July 4, 1989.

(b)	Second Renewal Term—at any time from January 4, 1992, to July 4, 2010.

(c)	Third Renewal Term—at any time from January 4, 2013, to July 4, 2031.

(d)	Fourth Renewal Term—at any time from January 4, 2034, to July 4, 2052.

Except as in this Sublease otherwise specifically provided, each renewal term shall be upon the same terms, covenants, agreements, provisions, conditions and limitations as in this Sublease provided, except further that:

(a) the then net basic rent per annum at the commencement of the First Renewal Term shall be reduced by Six Hundred Ninety Thousand Dollars ($690,000), and the then net basic rent per annum at the commencement of the Second Renewal Term shall be further reduced by One Hundred Fifteen Thousand Dollars ($115,000), and the net basic rent per annum as so reduced shall continue to be applicable during the Second, Third and Fourth Renewal Terms; and

(b) if the obligation to pay improvement net rent shall have become effective during the initial term, the improvement net rent per annum for the First Renewal Term shall be a sum equal to 5 1/2% of the total disbursement made by Lessor pursuant to Section 9.02 of the Lease, and the improvement net rent per annum for each of the last three (3) renewal terms shall be a sum equal to 5 1/4% of the total amount so disbursed.

Any monthly instalment of improvement net rent shall be combined with each monthly instalment of net basic rent and paid in one sum as net rent.

There shall be no privilege to Sublessee of renewals of the term of this Sublease beyond the Fourth Renewal Term referred to above. Payment of all additional rent on the part of Sublessee to be made as in this Sublease provided shall continue to be made during each of such renewal terms. Any termination of this Sublease shall terminate any right of renewal hereunder.

SECTION 20.02. In the event that Sublessee shall fail to exercise its option to renew the term of this Sublease within the period described in this Article 20, Sublessor shall give prompt written notice of that fact to any Subleasehold Mortgagee who shall have become entitled to notice as provided in Section 18.04 of this Lease, at the address last furnished to Sublessor and, provided this Sublease shall be in full force and effect, such Subleasehold Mortgagee may, within thirty (30) days thereafter, exercise said option to renew by requesting in writing that a new Sublease, in form and substance as hereinafter mentioned, be made either to itself or to its nominee covering the applicable renewal period. Pursuant thereto Sublessor shall, subject to the conditions set forth in Section 20.03 hereof, at such Subleasehold Mortgagee’s sole cost and expense, including the cost and expense for preparation, printing, execution, delivery, and recording, and reasonable attorneys’ fees, execute with and deliver to, such Subleasehold Mortgagee or its nominee, as the case may be, not later than fifteen (15) days prior to the commencement of such renewal term, a new Sublease of the Demised Premises for the renewal term in question at the rent, and upon and subject to the same subject clauses and to the same terms, covenants, agreements, provisions, conditions and limitations as are required to be inserted by the provisions of Section 18.05, including any remaining renewal option or options, as provided in this Article 20, but, without weakening the full force and effect of the provisions and conditions of Section 20.03 hereof, such new Sublease shall also include such additional terms, covenants, agreements, provisions, conditions and limitations as Sublessor shall deem necessary to secure the timely discharge of all liabilities and the timely performance of all obligations of the next preceding Sublessee which shall have accrued or which shall have originated prior to the execution and delivery of such new Sublease.

SECTION 20.03. Any exercise of option in respect of a renewal term, and the renewal term created by such exercise of option, shall cease to be of any force and effect if, prior to the date upon which such renewal term would otherwise commence, the term of this Sublease shall have terminated as provided in Article 19; provided, however, that if a Subleasehold Mortgagee shall have exercised the renewal option referred to in Section 20.02, or the Sublessee shall have exercised a renewal option pursuant to Section 20.01 and, within the last two and one-half years of the then current term, this Sublease shall have terminated and the Subleasehold Mortgagee shall have become entitled to a new Sublease pursuant to the provisions of Section 18.05, the exercise of such option shall continue in full force and effect and the right to a renewal or a new Sublease arising out of such option shall inure to the benefit of the Subleasehold Mortgagee.

SECTION 20.04. Sublessor covenants and agrees that if it shall have received a notice from Sublessee of Sublessee’s intention to exercise an option to renew this Sublease, it will, within seven (7) days after receipt of such notice give notice to Lessor exercising its then current renewal option under the Lease and thereafter within ten (10) days notify Sublessee that the Lease has been effectively renewed for the next succeeding renewal period. If Sublessor fails to give such notice of renewal to Lessor within such seven (7) day period and does not cure such default within five (5) days after notice of such default from Sublessee, then Sublessee shall, in addition to any other remedy or right it may have, be entitled to an assignment from Sublessor of the Lease, and the conditions of Article 18 of the Lease relating to assignments shall be fully complied with in the making of such assignment. Sublessor hereby irrevocably appoints Sublessee its attorney- in-fact, coupled with an interest, to execute and deliver any papers and to take any other action in the name of Sublessor necessary to give such notice of renewal to Lessor or to make such assignment upon the conditions stated herein.

ARTICLE 21

INVALIDITY OF PARTICULAR PROVISIONS

SECTION 21.01. If any provision of this Sublease or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Sublease, and the application of such provision to persons or situations other than those as to which it shall have been held invalid or unenforceable, shall not be affected thereby, and shall continue valid and be enforced to the fullest extent permitted by law.

ARTICLE 22

NOTICES

All notices under this Sublease must be in writing, and sent by certified mail, return receipt requested, to the last address of Sublessor and Sublessee designated in writing. Notices shall be deemed given when mailed. Sublessor hereby designates its address as c/o Wien, Lane & Klein, 60 East 42nd Street, New York 17, New York. Sublessee hereby designates its address as c/o Wien, Lane & Klein, 60 East 42nd Street, New York 17, New York.

ARTICLE 23

CONDITION OF AND TITLE TO DEMISED PREMISES

SECTION 23.01. Section 23.01 of the Lease is hereby incorporated herein by reference, except that wherever “Lessor” and “Lessee” are referred to, same shall be deemed instead to be “Sublessor” and “Sublessee” respectively.

ARTICLE 24

QUIET ENJOYMENT—CONVEYANCE BY SUBLESSOR

SECTIONS 24.01 and 24.02. Sections 24.01 and 24.02 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that in Section 24.02 the reference to Demised Premises shall be deemed instead to be a reference to Sublessor’s interest under this Sublease.

ARTICLE 25

EXCAVATION AND SHORING

SECTION 25.01. Section 25.01 of the Lease is hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively.

ARTICLE 26

ARBITRATION

SECTIONS 26.01-26.07. Sections 26.01, 26.02, 26.03, 26.04, 26.05, 26.06 and 26.07 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee”, and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee” and this Sublease respectively, and except that the Section references in Section 26.01 shall be deemed eliminated, and except that the phrases “within fifteen (15) days” wherever they appear in Section 26.02 shall be deemed to read “within ten (10) days”.

ARTICLE 27

DEFINITION OF CERTAIN TERMS, ETC.

SECTION 27.01. For the purposes of this Sublease, unless the context otherwise requires, the definition of the terms “Demised Premises”, “Building”, “Lessor”, “Lessee”, “Lease”, “space lease”, “space lessee”, “subrent”, “Fee Mortgage”, “Fee Mortgagee”, “Leasehold Mortgage”, “Leasehold Mortgagee”, “unavoidable delays”, “partnership” and “Real Estate Investment Trust” shall be deemed to have the same meaning as contained in Section 27.01 of the Lease and such definitions are hereby incorporated herein by reference.

For the purposes of this Sublease, unless the contest otherwise requires, the following are additional definitions:

1. The term “Sublease” shall mean this Sublease and the leasehold estate created thereby.

2. The term “Sublessor” shall mean only the owner for the time being of the Lease.

3. The term “Sublessee” shall mean the tenant under the Sublease. As used in subdivisions (e) and (f) of Section 19.01 hereof, the term shall mean whenever there is more than one Sublessee, all of such Sublessees and not any one thereof.

4. The term “term of this Sublease” or words of similar import shall mean the initial term and any renewal term which has become effective.

5. Any reference made in this Sublease to the termination of this Sublease shall be deemed to include any termination thereof by expiration, or pursuant to Article 19 or pursuant to Section 15.03, or otherwise.

6. “Subleasehold Mortgage” shall mean a mortgage, pursuant to the terms of this Sublease, on the leasehold interest of Sublessee in the Demised Premises and shall be deemed to include a trust indenture under which this Sublease shall have been mortgaged. The term “Subleasehold Mortgagee” shall mean the Mortgagee under any such mortgage and the successors or assigns of such Mortgagee, and shall be deemed to include the trustee under any such trust indenture and the successors or assigns of such trustee.

SECTIONS 27.02 and 27.03. Sections 27.02 and 27.03 of the Lease are hereby incorporated herein by reference, except that wherever “Lease” is referred to, same shall be deemed instead to be this Sublease.

SECTION 27.04. The obligations of Sublessee shall be construed as “covenants” and “conditions” in every instance.

SECTION 27.05. The rights and obligations of the parties hereto shall remain unaffected by the acquisition by either of them of fee title to the Demised Premises, and if either party shall acquire such fee title, it shall be entitled to exercise all of the rights of Lessor under the Lease.

ARTICLE 28

CERTIFICATES BY SUBLESSOR AND SUBLESSEE

SECTIONS 28.01 and 28.02. Sections 28.01 and 28.02 of the Lease are hereby incorporated herein by reference, except that wherever “Lessor”, “Lessee”, “fee”, “Fee Mortgagee”, “Leasehold Mortgagee” and “Lease” are referred to, same shall be deemed instead to be “Sublessor”, “Sublessee”, “Lease”, “Leasehold Mortgagee”, “Subleasehold Mortgagee” and this Sublease respectively, and except that wherever the words “not less than twenty (20) days” are used, same shall be deemed to read “not less than ten (10) days”, and except that such certificates shall also include the amount of the net basic rent and improvement net rent then payable under the Lease and under this Sublease.

ARTICLE 29

TAX DEPOSITS

Sublessor may at any time require Sublessee to deposit with Sublessor funds for the payment of taxes on the Demised Premises. Such funds shall be deposited by Sublessor in a bank or trust company selected by it and held in its name, but the depositary shall be prevented from paying such funds to anyone other than the appropriate tax authority, without the written consent of Sublessee. Sublessee shall so deposit one-twelfth (1/12) of the current annual taxes, or those of the preceding tax year, if the current taxes have not been then fixed, on the first day of each month in advance, except that all additional funds required for any tax payment shall also be deposited on the first day of the final month during which or at the end of which a tax payment is due and payable without interest or penalty. The making of all such deposits shall be deemed to be and treated as the payment of additional rent hereunder.

ARTICLE 30

SUBORDINATION TO LEASEHOLD MORTGAGES

SECTION 30.01. This Sublease is and shall be subordinate to the existing Leasehold Mortgage. This Sublease shall also be subordinate to any modification, extension, consolidation and replacement of the existing Leasehold Mortgage and to any other Leasehold Mortgages held by normal lending institutions (including, among others, colleges, universities, foundations and pension, welfare or profit sharing funds or trusts) which may hereafter encumber Lessee’s interest in the Lease, provided that the aggregate payments for interest and principal (excluding the principal payment due at maturity) plus the net rent under the Lease shall not in any one year exceed the net rent hereunder for that year, and provided that any consent of Sublessee required under Section 2.01(1)(f), if applicable, shall have been given. Sublessee shall execute any documents to indicate such subordination which Sublessor shall submit to Sublessee.

SECTION 30.02. If Sublessor shall default in the payment of any mortgage instalment of interest or principal, Sublessee may pay such instalment, and may deduct such payment, together with interest at six per cent (6%) per annum and any costs paid by Sublessee, from the instalment of net rent next becoming due hereunder.

SECTION 30.03. Notwithstanding anything in this Sublease to the contrary, Sublessee covenants that:

a) it will duly comply with all the provisions of any mortgage to which the Sublease is at any time subordinate, except the payment of interest and principal thereunder; and

b) it will execute and deliver any documents which may be necessary to permit the due compliance with all of the provisions of any such mortgage by the parties responsible thereunder for such compliance.

ARTICLE 31

SUBORDINATION TO LEASE AND COMPLIANCE THEREWITH

SECTION 31.01. This Sublease is subject and subordinate to the Lease, and to all of the terms, covenants, conditions and limitations thereof, and to the interest of the Lessor thereunder.

SECTION 31.02. Sublessee shall, at its awn cost and expense,

a) promptly perform and observe all obligations to be performed by Lessee under the Lease (other than the obligation for the payment of net rent thereunder), and

b) duly comply with all provisions, restrictions and requirements of the Lease applicable to Lessee and take such action and deliver such documents as may be necessary to permit the due compliance therewith by Lessee (except that Sublessee shall have no obligation for the payment of net rent thereunder).

Sublessee shall comply with all such obligations, provisions, restrictions and requirements under the Lease applicable to Lessee, irrespective of whether such obligations, provisions, restrictions or requirements are greater or more stringent than those herein imposed upon Sublessee.

Sublessee hereby indemnifies and agrees to defend Sublessor, at Sublessee’s cost and expense, against all obligations, liabilities, damages and expenses, including reasonable attorneys’ fees, arising out of any claim by Lessor against Sublessor, as Lessee, in connection with any of the matters contained in the Lease, except the payment of net rent thereunder; provided, however, if any default in the payment of such net rent by Sublessor is caused, directly or indirectly, by Sublessee, then Sublessee also does hereby indemnify and agree to defend Sublessor with respect thereto.

SECTION 31.03. Notwithstanding anything contained in this Sublease to the contrary, no provision of this Sublease shall be deemed to constitute an assumption by Sublessee of any of the obligations of Lessee under the Lease or of a Leasehold Mortgagor under any Leasehold Mortgage; it being intended that all of the provisions of this Sublease are made for the benefit of Sublessor only and not for the benefit of any third party.

SECTION 31.04. Upon written notice to Sublessor given at least five (5) days prior to the expiration of the time for performance by Sublessor under the Lease, Sublessee or its managing concern or managing agent may make any payment or take any action as shall be necessary to cure a default by Sublessor, as Lessee under the Lease and (except to the extent that such default shall have resulted, directly or indirectly, from a default hereunder by Sublessee or shall have been caused by any space lessee) Sublessee may thereafter deduct the amount of any such payment or cost of any such other action from the next succeeding instalment or instalments of net rent or additional rent accruing hereunder, with interest thereon at the rate of six per cent (6%) per annum from the date of payment. The provisions of this Section 31.04 shall constitute a written authorization, pursuant to Section 19.08 of the Lease, to Sublessee or to its managing concern or managing agent to pay net rent and additional rent, upon the conditions stated herein. Sublessor shall deliver to Sublessee a copy of any notice of default given by Lessor under the Lease within five (5) days after receipt of same by Sublessor.

SECTION 31.05. Sublessor shall not agree to any modification of the Lease which imposes greater obligations or restrictions on Lessee, without the prior written consent of Sublessee, which consent Sublessee covenants not to withhold unreasonably.

ARTICLE 32

ASSIGNMENT OF NEW LEASE TO SUBLESSOR

SECTION 32.01. If, pursuant to Articles 18, 19, or 20 of the Lease, Sublessee shall, whether in its capacity as Sublessee or as an assignee of the Leasehold Mortgage, acquire a new lease from the Lessor, Sublessee shall assign such new lease to Sublessor upon the following conditions :

(a) The Closing of the assignment of such new lease shall take place at the office of the Sublessor two weeks after Sublessee acquires the new lease.

(b) At the Closing, Sublessor shall pay to Sublessee any amounts paid by Sublessee to Lessor to cure any defaults under the Lease, excepting any amounts in connection with defaults which were caused directly or indirectly by Sublessee.

(c) If Sublessee shall have acquired the new lease in its capacity as assignee of a Leasehold Mortgage, at the Closing Sublessor shall pay to Sublessee the amount of principal and interest prepaid to the Leasehold Mortgagee by Sublessee.

(d) At the Closing, immediately following the assignment of the new lease to Sublessor, Sublessor shall execute and deliver to Sublessee a new sublease with the same provisions, conditions and rentals as this Sublease, except that the initial term and renewal terms shall be the same as those in the new lease, less one day each, and except that it shall provide that any sums remaining unpaid by Sublessee under this Sublease shall be deemed additional rent under the new sublease and due and payable immediately.

The conditions of Article 18 of the Lease relating to assignments and subletting shall be complied with by both parties.

SECTION 32.02. The provisions of this Article 32 shall survive any termination of this Sublease.

ARTICLE 33

APPLICABLE LAW

This Sublease shall be construed and enforced in accordance with the laws of the State of New York.

ARTICLE 34

COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

The terms, covenants, agreements, provisions, conditions and limitations herein contained shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein.

IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

EMPIRE STATE BUILDING ASSOCIATES

By	/s/ Lawrence A. Wien
Lawrence A. Wien, Partner

By	/s/ Henry W. Klein
Henry W. Klein, Partner

By	/s/ Peter L. Malkin
Peter L. Malkin, Partner

(AS SUBLESSOR)

/s/ Lawrence A. Wien
Lawrence A. Wien

/s/ Harry B. Helmsley
Harry B. Helmsley

MARTIN WEINER REALTY CORPORATION

By	/s/ Martin Weiner
Martin Weiner, President

Attest:

/s/ illegible
Assistant Secretary

(SEAL)	PAREMPCO, INC.

	By	/s/ Ira Paris
Ira Paris, President,
Joint Venturers associated under the name of EMPIRE STATE BUILDING COMPANY

(AS SUBLESSEE)

Attest:

/s/ Alvin Silverman
Assistant Secretary

STATE OF NEW JERSEY COUNTY OF ESSEX CITY OF NEWARK	}	ss. :

On this 27th day of December, 1961, before me personally came LAWRENCE A. WIEN, HENRY W. KLEIN, and PETER L. MALKIN, to me brown and known to me to be members of the co-partnership of EMPIRE STATE BUILDING ASSOCIATES, the firm described in and which executed the foregoing instrument and said LAWRENCE A. WIEN, HENRY W. KLEIN and PETER L. MALKIN acknowledged that they executed the foregoing instrument for and in behalf of said co-partnership.

/s/ L. E. Pearson
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15.
New York County Clerk #Misc. 74/1961.
Commission expires Jan. 9, 1965.

STATE OF NEW JERSEY COUNTY OF ESSEX CITY OF NEWARK	}	ss. :

On the 27th day of December, 1961, before me personally came LAWRENCE A. WIEN and HARRY B. HELMSLEY, to me personally known and known to me to be the individuals described in, and who executed the foregoing instrument, and duly acknowledged that they executed the same.

/s/ L. E. Pearson
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk #Misc. 74/1961. Commission expires Jan. 9, 1965.

STATE OF NEW JERSEY COUNTY OF ESSEX CITY OF NEWARK	}	ss. :

I, L. E. PEARSON, a Commissioner for the State of New York, residing in the Town of Kearny, in the County of Hudson, State of New Jersey, do hereby certify that on the 27th day of December, 1961, before me in the City of Newark and in the County of Essex aforesaid personally came MARTIN WEINER, to me known, who, being by me duly sworn, did depose and say that he resides at 269 Wall Avenue, Paterson, New Jersey; that he is the President of MARTIN WEINER REALTY CORPORATION, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hands and affixed my official seal at Newark, in the County and State aforesaid, this 27th day of December, 1961.

/s/ L. E. Pearson
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk #Misc. 74/1961. Commission expires Jan. 9, 1965.

STATE OF NEW JERSEY COUNTY OF ESSEX CITY OF NEWARK	}	ss. :

I, L. E. PEARSON, a Commissioner for the State of New York, residing in the Town of Kearny, in the County of Hudson, State of New Jersey, do hereby certify that on the 27th day of December, 1961, before me in the City of Newark and in the County of Essex aforesaid personally came IRA PARIS, to me known, who, being by me duly sworn, did depose and say that he resides at 5 Harbor Way, Great Neck, New York; that he is the President of PAREMPCO, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hands and affixed my official seal at Newark, in the County and State aforesaid, this 27th day of December, 1961.

/s/ L. E. Pearson
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk #Misc. 74/1961. Commission expires Jan. 9, 1965.

SCHEDULE A

ALL that lot and parcel of land with the buildings and improvements thereon erected, including fixtures, equipment and other property used or procured for use in connection with the operation of said buildings and improvements and located therein or thereon, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of West 34th Street with the westerly side of Fifth Avenue ; thence southerly along the westerly side of Fifth Avenue 197 feet 6 inches to the northerly side of West 33rd Street; thence westerly along the northerly side of West 33rd Street, 500 feet; thence northerly and parallel with the westerly side of Fifth Avenue, 98 feet 9 inches to the middle line of the block; thence easterly and parallel with the northerly side of West 33rd Street, 75 feet; thence again northerly and parallel with the westerly side of Fifth Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of West 34th Street; thence easterly along the southerly side of West 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

(The said buildings and improvements, including the said fixtures, equipment and other property, are herein collectively called the “Building”. The said lot and parcel of land and the said Building, and any and all renewals, replacements of, additions to and substitutes for the said Building or any part thereof, constitute and are herein referred to as the “Demised Premises”, which is now known as the Empire. State Building with the address number of 350 Fifth Avenue, New York, New York.)

TOGETHER with all right, title and interest, if any, of Sublessor in and to any land lying in the bed of any street or avenue adjoining the said lot and parcel of land above described to the center lines thereof.

TOGETHER with all right, title and interest, if any, of Sublessor in and to any and all strips and gores of land and in and to any and all sidewalks and alleys adjacent to or adjoining the said lot and parcel of land above described.

TOGETHER with the appurtenances thereunto belonging.

IT IS INTENDED hereby to include herein all the property, real and persona], leased to Lessee under and pursuant to the Lease.

CONSENT

The undersigned, The Prudential Insurance Company of America, a New Jersey corporation, having its principal place of business at 745 Broad Street, Newark, New Jersey, being the owner of the land and buildings and improvements in the Borough of Manhattan, City, County and State of New York, known as the Empire State Building, located at 350 Fifth Avenue, New York, New York, having entered into a Modification of Indenture of Lease covering the same with Empire State Building Associates by written instrument, dated December 27, 1961, and about to be recorded prior hereto in the Office of the Register of the City of New York, New York County, DOES HEREBY CONSENT to the execution and delivery of the foregoing Sublease of the entire premises, to be dated December 27, 1961, and to be made by said Empire State Building Associates, as Sublessor, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco, Inc., joint venturers, associated under the name of Empire State Building Company, as Sublessee, upon the condition that neither said Sublease nor the interest of Sublessee in any rentals under any space lease shall be sold, assigned, transferred, mortgaged, hypothecated, pledged or in any other way disposed of whether by operation of law or otherwise, at any time or from time to time, without the written consent of Lessor first had and received in each case and in each original and subsequent instance, and the conditions and requirements with respect to the giving of Lessor’s written consent as set forth in Article 18 of said Lease shall have been fully complied with.

Nothing herein contained shall be deemed or construed to waive any of the rights of the undersigned as Lessor against the Lessee under said Lease, or to relieve the Lessee; by substitution from any obligation of the Lessee to the undersigned Lessor.

The undersigned makes no representations as to the condition of the title of the fee or of the leasehold estate created by said Lease or as to the rights of any third parties therein.

IN WITNESS WHEREOF, The Prudential Insurance Company of America has caused this consent to be executed by its officers thereunto duly authorized this 27th day of December, 1961.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ John G. Jewett
John G. Jewett, Vice President

/s/ Win. D. Freesten
Win. D. Freesten, Secretary

STATE OF NEW JERSEY COUNTY OF ESSEX CITY OF NEWARK	}	ss. :

I, L. E. PEARSON, a Commissioner for the State of New York, residing in the Town of Kearny in the County of Hudson, and State of New Jersey do certify that on the 27th day of December, in the year of our Lord one thousand nine hundred and sixty-one, before me in the city of Newark, in the County of Essex aforesaid, personally came JOHN G. JEWETT, to me known, who, being by me duly sworn, did depose and say that he resides at 57 Glenview Road, South Orange, New Jersey; that he is the Vice-President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, the Corporation described in and which executed the above instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed Ms name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed ray official seal at Newark, in the County and State aforesaid, this 27th day of December, A.D. one thousand nine hundred and sixty-one.

/s/ L. E. Pearson
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk #Misc. 74/1961. Commission expires Jan. 9, 1965.